Data-Driven Digital Marketing Technology Partner for Large Global Brands February 2020 Exhibit 99.1

Disclaimer This investor presentation (“Investor Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Leo Holdings Corp. (“Leo”) and Digital Media Solutions, LLC (“DMS” or the “Company”). The information contained herein does not purport to be all-inclusive and none of Leo and DMS nor their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Investor Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this presentation, you confirm that you are not relying upon the information contained herein to make any decision. Forward-Looking Statements. Certain statements in this presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or Leo’s or the Company’s future financial or operating performance. For example, projections of future EBITDA, Adjusted EBITDA, EBITDA Growth, EBITDA Margin, Pro Forma Adjusted EBITDA, Unlevered Free Cash Flow, Unlevered Free Cash Flow Conversion, Revenue, Revenue renewal rates, Capital Expenditures and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Leo and its management, and DMS and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management's control including competition and general economic conditions for the Company and its management, and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Leo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Leo nor the Company undertakes any duty to update these forward-looking statements. Use of Projections. This Investor Presentation contains financial forecasts of the Company. Neither the Company’s independent auditors, nor the independent registered public accounting firm of Leo, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this Investor Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Investor Presentation. These projections should not be relied upon as being necessarily indicative of future results. Additional Information. In connection with the proposed Business Combination, including the domestication of Leo as a Delaware corporation, Leo intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement and a preliminary prospectus of Leo, and after the registration statement is declared effective, Leo will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Investor Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Leo’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about DMS, Leo and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of Leo as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Leo Holdings, Corp., 21 Grosvenor Place, London, SW1X 7HF. Participants in the Solicitation. Leo and its directors and executive officers may be deemed participants in the solicitation of proxies from Leo’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Leo is contained in Leo’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Leo Holdings, Corp., 21 Grosvenor Place, London, SW1X 7HF. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available. No Offer or Solicitation. This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. The historical financial information is based on financials prepared pursuant to generally accepted accounting principles under standards established by the AICPA Auditing Standards Board. When the proxy statement/registration statement is filed with the SEC public company standards set by the Public Company Accounting Oversight Board will be applied which could lead to different financial results. In addition, certain historical financial information is based on unaudited estimates for certain periods, and the Company's actual historical financial information for those periods could differ materially from such estimates. 1

Table of Contents Business Overview 7 I. Financial Highlights 19 II. Business Combination III. 23 Appendix: Investment Highlights 27

Today's Presenters

Digital Media Solutions

LEO Holdings Corp.



Joe Marinucci

Co-Founder and CEO

- **20+** years of industry experience
- Previously Executive Board Member of LeadsCouncil, which advises member companies on digital advertising best practices
- 2019 E&Y Entrepreneur of the Year Florida winner



Fernando Borghese

Co-Founder and COO

- **18+** years of industry experience
- Current Board Member of LeadsCouncil



Randy Koubek

CFO

- **20+** years of industry experience
- Former CFO of Spectrio, Bonnier Corporation and Thompson Media Group (backed by DLJ Merchant Group and MidOcean Partners)
- Served as Secretary and Treasurer of Robey-Barber Insurance Services and a Senior Auditor/Controller at PwC



Lyndon Lea

Chairman and CEO

- **29+** years of industry experience
- Managing Partner of Lion Capital
- Founded Lion Capital in 2004
- Lion Capital is a consumer focused private equity firm which has invested over $8.2bn in equity capital in over 40 portfolio companies since inception

2

Digital Media Solutions

Leo’s Investment Thesis Compelling Valuation Strong Management Team and Culture of Compliance Powerful Financial Engine with High FCF Conversion Proven M&A Playbook & Robust Pipeline Results-Driven Model Creates Sticky, Recurring Revenue Base Proven Client Value Across High-Value Verticals Proprietary and 1st Party Data-Driven Technology Platform Large, Underpenetrated and Rapidly Growing TAM 1 2 3 4 5 6 7 8 3

1. Business Overview

Strategic Partner Providing Digital Marketing Tech to Large Brands DMS leverages its proprietary technology and data-driven processes to help large brands acquire their customers across high value verticals, including: We de-risk our partners’ marketing spend as we deliver customers, not just clicks and impressions We help marketers deploy digital ad spend to acquire customers via: Over 50,000 Vertical Marketplaces where we attract consumer traffic via paid search placement and present relevant offers within our verticals; our customer acquisition model is highly flexible and has no algorithm risk Full-funnel customer acquisition programs (DMS attracts and converts customers on brand’s behalf) Our proprietary assets: Owned & operated websites Database of 150mm consumer profiles White Label Software Services Pay-for-performance partner: we are paid to deliver customers to brands and have proven our ability to do so 95% customer retention rate Proprietary data assets: database of 150mm consumer profiles built via historical ad spend on DMS platform – a significant barrier to entry $1.0bn+ of ad spend on DMS platform since 2012 Software as a service: white-label software tools that allow brands to track their marketing spend and consumer responses in real-time Sector agnostic model: DMS captures growth across verticals Insurance Consumer Finance Education Brands Home Services Health & Wellness What Do We Do? How Do We Do It? Why DMS Stands Out? 4

Rapidly Growing Business Model A Powerful Financial Engine… …Driven by Delivering Tangible Results for Large Brands $402 ’20E Revenue $63 ’20E EBITDA $56 ’20E UFCF 25% ’17A-’19A Organic Revenue Growth 95%+ Customer Renewal Rates 16% ’20E EBITDA Margin Financial Highlights ($ in mm) Operational Impact (Results Delivered to DMS Clients) $2.8bn in funded mortgages and personal loans 720k insurance policies resulting in > $615mm in initial insurance premiums >90k students enrolled Consumer Finance Insurance Education 5

Powerful Solutions Helping Brands Acquire Customers

Business Mix
(% of Revenue)



Brand Direct Solutions 53%
Marketplace Solutions 41%
Other[1] 5%
Health & Wellness Software Company
Top 5 U.S. Nonprofit
Leading Home Security Company
Top 10 Fast Food Chain
Top 100 U.S. University
Leading Home Security Company
Top 3 U.S. Auto Insurer
Top 3 U.S. Mortgage Lender
Fortune 100 Insurance Agency
Fortune 100 Insurance Agency
Key Customers
Key Comparables
LiveRamp
theTradeDesk
EVERQUOTE
eHealth
QuinStreet
ANGI HOMESERVICES
CarGurus
lendingtree

Brand Direct Solutions

- Customized programs whereby DMS controls marketing spend across channels (search, social, display, etc)
- DMS provides end-to-end capabilities to deliver customers to the brand
- DMS leverages its database to target the most likely customers and convert them to paying customers for our clients

Marketplace Solutions

- Attract consumer audiences on DMS owned websites relevant to specific verticals such as: consumer finance and home services
- Relevant client offers presented to consumers
- Convert consumer audiences to customers leveraging DMS proprietary data (targeting based on millions of precedent interactions)
- Refine DMS database in real time via 100% transparent feedback loop

Other[1]

- White label software products for clients
- Creates extremely sticky relationships due to embedded nature of product within client marketing processes
- Exclusive, long-term contractual relationships on software; leads to high ability to cross-sell solutions

1. Includes software and marketing services.

6

Digital Media Solutions

Blue Chip Clients Across Diverse Verticals Insurance Consumer Finance Education Brands Home Services Health & Wellness 95% Customer Retention Rate Across DMS Portfolio 7 5 of the Largest U.S. Insurance Firms Across Home & Auto Top 3 U.S. Mortgage Lender Top 3 Consumer Reporting Company Top-tier Large Universities Large Learning Software Providers Leading Brands Across Numerous Verticals Including: Food, Travel, and Retail Among Others 2 of the Leading Home Security Companies in U.S. Numerous Direct-to-Consumer Health & Wellness Brands

DMS Stands Out in the Ecosystem Value to Large Marketers Critical Nature of Services Traditional Ad Agencies Performance Marketing Digital Marketing Consultants Digital Ad Platforms vs. deficiencies down the value chain No guarantee on customer delivery Focused on creative services Limited technology capabilities Low margin High growth but mass-market (not a partner) No guarantee on customer delivery Limited transparency on data Outsource execution to 3rd parties No guarantee on customer delivery Transparent ROI Measurement Predictive Capabilities Clear Attribution of $ Spent vs. Customers Acquired Technology-first / Embedded with Marketing Departments Marketers are Increasingly Demanding Partners that can Prove Clear ROI on Ad Spend 8

DMS Embedded as Trusted Partner to Large-Scale Marketers

Deploying Data Driven Processes and Technology to Outperform Performance Targets

Fortune 100 Insurance Agency

- DMS proprietary marketing technology software integrated into company's marketing department
- DMS also provides leads from DMS owned & operated websites

Lowered Customer Acquisition Costs by ~10%

Top 3 U.S. Auto Insurer

- DMS provides leads via owned and operated websites
- Deeply integrated into DMS proprietary click marketplace with customized consumer targeting

Lowered Customer Acquisition Costs by ~15%

Top Ranked Home Services Company

- DMS provides leads across DMS vertical marketplace and other direct branded customer acquisition programs

Lowered Customer Acquisition Costs by ~5%

Top 100 U.S. University

- DMS provides leads via vertical marketplace and branded customer acquisition programs
- Enabling predictive ROI on marketing spend consistently
- Operationalized compliance procedures

Increased Application Rates by ~20%

9

Digital Media Solutions

DMS Has Clear Points of Differentiation

Sector Agnostic Expertise

% of Revenue

Insurance	*34%*
Consumer Finance	*11%*
Education	*10%*
Health & Wellness	*6%*
Other Brands / Verticals	*40%*

Allows DMS to capture rising digital ad spend across verticals

Channel Agnostic Expertise

Purchases by Distribution Channel

Paid Media	*25%*
Email	*24%*
Affiliate	*21%*
Display / Native	*18%*
Other	*12%*

No algorithm risk and multiple distribution channels

Proprietary Data Assets

Tracks User Interaction

Indexing & Storage

Validation

Lead Delivery

Lead Disposition

Over 150mm consumer profiles built over a decade via $1bn+ ad spend developed on DMS platform

Software Tools Embed DMS with Customers

White Label Software-as-a-Service Tools

Real-time KPI Tracking

Seamless 3rd Party Integration

Cross Channel Attribution

Long-term software agreements elevate DMS status as trusted partner to large brands

10

Digital Media Solutions

Note: Market data as of 2/11/2020. Large, Rapidly Growing TAM with Significant Tailwinds Rising Digital Ad Spend Global Digital Ad Spend Growth Marketing Spend Still Under-Indexed Relative to Consumer Time Spent on Internet TV Ad Spend Internet Ad Spend (Inc. mobile) ’15A-’18A: 21% ’19E-’23E: 12% 50% under indexed vs. time viewed 33% over-indexed vs. time viewed Large Digital Ad Spend Across Verticals Market Recognition of Performance Marketing Growth Average Market Share Price Performance (LTM) 11 Autos Financial Services Insurance Health & Wellness Education

2. Financial Highlights

Proven Ability to Grow Organically 1. 2019A financial results based on January – November actuals; December budget projections. Organic revenue growth has accelerated due to significant investments in platform 25% ’17-’19 Organic CAGR Investments provide increased ability to cross-sell leads, enhanced software capabilities, and improve proprietary technology systems 9 M&A deals completed since 2016 with an average EV / EBITDA multiple of 5.1x Based on current EBITDA of the acquired assets, the effective multiple would be 3.8x Strategic expansion of key client accounts across the DMS ecosystem while continuing to execute on plan to go direct and disintermediate agencies Industry diversification; significant growth opportunities in the DMS Insurance and Performance Affiliate Commentary / Guidance ($ in millions) Revenue ($ in millions) EBITDA ($ in millions) UFCF % Margin % Conversion ‘17-’19 Actuals CAGR: 88% ’20-’21 CAGR: 14% ’20-’21 CAGR: 24% ’17-’19 Actuals CAGR: 73% 1 1 1 Actuals Pro Forma for Acquisitions 12

Attractive Free Cash Flow Generation 1. 2019A financial results based on January – November actuals; December budget projections. Commentary Strong FCF conversion provides capital for further investment in the business or acquisitions Adjustments Annualized cost savings resulting primarily from Ad Network reorganization Annualized cost savings related to redundant technology infrastructure at acquired companies One-time transaction expenses related to UE acquisition EBITDA generated by acquired entities (primarily UE.com) prior to closing Minimal Corporate Capital Expenditures requirement; primarily associated with software development 1 2 3 4 5 Unlevered FCF Build ($ in millions) 2019E 2020E Total Standalone EBITDA $34 $63 (+) Pro Forma Cost Savings 2 -- (+) UE Technology Synergies 3 -- (+) Transaction Expenses 4 -- (+) Acquisitions 9 -- Pro Forma Adjusted EBITDA $53 $63 (-) Capital Expenditures ($7) ($7) Unlevered Free Cash Flow $46 $56 % Conversion 87% 89% 1 2 3 4 5 13

Marketplaces Core DMS Benchmarks Well Against Peer Universe Source: Wall Street Research, Company Filings, Factset Consensus Estimates. Market Data as of 2/11/2020. 1. UFCF defined as EBITDA – Capex. 2. 2019A financial results based on January – November actuals; December budget projections. 3. Core comparables include EverQuote, LendingTree, and QuinStreet. 4. Marketplaces comparables include eHealth, Angi HomeServices, and CarGurus. 5. AdTech comparables include LiveRamp and TradeDesk. ’19E-’21E Revenue CAGR ‘20E EBITDA Margin ‘20E FCF Conversion 4 4 4 3 3 3 5 5 5 2 1 Core Core Marketplaces Marketplaces AdTech AdTech AdTech 14

3. Business Combination

Compelling Valuation Source: Wall Street Research, Company Filings, Factset Consensus Estimates. Market Data as of 2/11/2020. 1. Based on Calendar Year 2020 EBITDA for all companies. 2. Based on 2021E multiples since EverQuote’s 2020E multiples are non-meaningful. 3. UFCF defined as EBITDA – Capex. Firm Value / 2020E EBITDA1 Firm Value / 2020E UFCF3 Marketplaces Core Peers AdTech 2 Firm Value / 2020E Revenue 2 NM 15

Detailed Transaction Overview 1. Assumes $40mm repayment of debt at close. 2. Reflects current cash in trust as of 2/12/2020. $200mm minimum cash condition inclusive of PIPE proceeds Sellers subject to 6-month lock-up on residual stake / 1-year lock-up for Leo founder shareholders subject to certain exceptions 7 member Board (one from Management, one from Clairvest, CEO and four independent directors) Illustrative Pro Forma Valuation Pro Forma Ownership @ $10.00 / Share Other Key Terms/Timeline Sources and Uses ($ in millions) ($ in millions) Management: 23% Clairvest: 20% 16

Appendix: Investment Highlights

Key Investment Highlights Positioned well within large, underpenetrated and rapidly growing total addressable market with significant tailwinds Proprietary and data-driven technology platform paired with owned and operated websites power the DMS ecosystem and provide a competitive advantage Proven client value across high-value verticals with high diversification and limited exposure to single industry ROI driven model provides accountability and transparency to the digital marketing process, driving high client retention Selected accretive acquisitions along with exceptional pipeline of sourced targets have positioned the Company for accelerated growth and success Powerful financial engine that drives high FCF conversion compared to peers Best-in-class management team committed to strong compliance and monitoring initiatives that drive client collaboration and wins 1 2 3 4 5 6 7 17

1 Large, Underpenetrated and Rapidly Growing >$150bn TAM

Shift to Digital

Global Digital Ad Spend Growth

'15A-'18A: **21%**

'19E-'23E: **12%**

Marketing Spend Still Under-Indexed Relative to Consumer Time Spent on Internet

TV Ad Spend

33% over-indexed vs. time viewed

Internet Ad Spend (Inc. mobile)

50% under indexed vs. time viewed



43%
32%
52%
24%
TV
Internet
Consumer Time
Ad Spend

DMS' Current Addressable Market

2019E US Digital Ad Spend by Vertical

- Financial Services >$15bn
- Insurance >$9bn
- Brand[1] >$11bn
- Education >$2bn
- Healthcare >$4bn
- Automotive >$16bn
- Other Verticals>$50bn

2020 TAM : ~$150bn

Key Tailwinds

- Consumers increasing time spent on digital channels
- Marketing spend under-indexed relative to time spent on internet
- Recession resilient – marketers will switch spending where
- Results are measurable
- Fixed cost advertising maximizes ROI
- Demand for granular, 1-to-1 targeting of customers
- Discoverability of accessible high intent audiences to maximize conversion rate

Source: eMarketer, Forrester, Statista, PulsePoint and Facebook.
1. Consists of CPG and Consumer Products.

18

Digital Media Solutions

Proprietary and 1st Party Data-Driven Technology Platform 2 Proprietary Technologies Real Time Bidding Click Marketplace Publisher Advertiser Transparent Bidding Process SaaS Software Proprietary Consumer Engagement Technology Tracks All User Interactions Click and Lead Routing Call Routing Proprietary Consumer Engagement Tracking Technology Data Warehouse Indexing and Storage Validation Lead Enhancement Permissions/Routing 1.4bn+ Monthly Ad Unit Impressions Data Feedback Loop and Integrated Technology Stack x Lead Disposition Lead Delivery 150mm+ Consumer Profiles 19 Allows clients to track KPIs in real time from all marketing channels Provides advertisers with tools to seamlessly integrate with multiple third parties Cross-Channel Attribution Dashboard

Proven Client Value Across High-Value Verticals 3 Consolidated Revenues by Vertical1 Key Statistics1 1. YTD as of September 30, 2019. 2. YTD as of August 31, 2019. Purchases by Distribution Channel2 Top 20 Customers Account for ~46% of Total Sales Service ~5,000 SMB’s via the Agents Inside DMS’ Biggest Insurance Customers No Customer Represents More Than 5% of Total Sales Largest Portion of Distribution ~25% (Paid Media) 20

Results-driven Model Creates Sticky, Recurring Revenue Base 4 Previous Year Revenue from Retained Clients1 Commentary 129 164 275 ROI driven model provides accountability and transparency to the digital marketing process, driving high client retention DMS revenues driven by client success Deeply embedded in clients’ marketing processes, creating a highly sticky revenue profile with significant switching costs ROI across multiple distribution channels Driven by breadth of offering, mission-critical nature, data quality, continuous innovation, and client service Company continues to experience new clients growth through: Expansion of platform and capabilities Vertical diversification Tuck-in acquisitions # Clients Represented 1. Retained clients in current year are defined as clients who generated sales in both the previous year and in the current year. % Revenue from retained clients for any given year is calculated as previous year revenue generated for retained clients in given year over the total revenue from the previous year. Data excludes trial clients, development billings, and clients with less than 4 months of activity. 21

Proven M&A Playbook and Robust Pipeline 5 Target Aspects Attributes All self-sourced from strong industry relationships Accretive and delevering Ability to integrate into DMS platform and extract synergies DMS able to accelerate growth inside the DMS platform Attractive EV/LTM EBITDA multiples (Historical average of 5.1x) Based on current EBITDA of the acquired assets, the effective multiple would be 3.8x Supports talent acquisition 9 M&A deals completed since 2016 Enhance Digital Distribution Capabilities Add / Strengthen Verticals Education Brand Consumer Finance Insurance Career Health and Wellness Automotive Home Services Pipeline by Focus Area Pipeline by Financial Statistics Call Center Email SMS Affiliate Search Social Native Ads Programmatic Display Strengthen Technology Platform SMS Tech Websites / Content Pipeline Details Gig Economy $32 $5 Average Note: Dollars in millions. 22

Powerful Financial Engine with High FCF Conversion 6 Source: Wall Street Research, Company Filings, Factset. Note: Market Data as of 2/11/2020. 1. Core Peers include LendingTree, EverQuote, and Quinstreet; 2. ’19-’21 growth uses PF ’19 numbers. 3. 2019A financial results based on January – November actuals; December budget projections. Revenue Growth2 3 (’19-’21) EBITDA Margin (’20E) FCF Conversion (’20E) Peer Average1 22% 16% 89% 17% 11% 81% 23

7 Strong Management Team and Culture of Compliance

130+ years of Combined Experience



20+

Joe Marinucci
Co-Founder and CEO



18+

Fernando Borghese
Co-Founder and COO



20+

Randy Koubek
CFO



14+

Joey Liner
CRO



20+

Jonathan Katz
Chief Media Officer



13+

Matthew Goodman
Co-Founder and CIO



15+

Jason Rudolph
CTO



14+

Matthew Stern
Chief Product Officer

Compliance Initiatives, Monitoring/Audit Tools

PerformLine Website Audits
- Instant notification of changes made to internal and affiliate sites to ensure compliance

Consent Checks
- Capture consent on all internal websites

Suppression Mgmt. Consolidation
- Audit affiliates to ensure compliance with CAN-SPAM

Cybersecurity
- Compliance checkpoints
- Legal, Compliance and IT working group

Call Center Management
- Internal QA scoring and reporting
- Compliance audits (TCPA)

Vendor Management Process
- Documented affiliate onboarding processes
- Compliance procedures to assist in mitigating risk

Website Launch Process
- Defined process for website onboarding

Messaging Creative Review Process
- Oversees review process from affiliate management team for SMS and email

SMS Opt-Out and Compliance Process
- Data source auditing and seeding
- Local number portability check

Compliance Remediation Process
- Issue research and breakdown discovery
- Policy and procedure modification

24

Digital Media Solutions

Top 20 Customer Sales Evolution ($ in millions) Revenue by Vertical Insurance Education Consumer Finance Brand Other1 2017-2019 CAGR 81% 150% 305% 83% 20% 67% Of 2019E’s Top 20 Customers That Spend an Average of $6.9mm, 16 of Them Were Customers in 2017 and Spent an Average of $2.6mm, with the Difference Representing New Logo Wins in 2018 Note: 2019E numbers based on September 30, 2019 estimates. Number of customers for each vertical in 2019 are as follows: Insurance (7), Education (1), Consumer Finance (2), Brand (4) and Other (6); 1. Other includes Health and Wellness, Marketing and Other. 25 Avg. Revenue / Customer # of Customers